At a special meeting of shareholders held on January 8, 2014, the shareholders of the Funds voted on whether to approve the election of nominees to the Board of Directors of each corporation. A description of the number of shares voted is as follows:

			  For	      Withhold	  Total
Randall C. Barnes 	 467,235 	 1,423 	 468,658
Roman Friedrich III 	 467,235 	 1,423 	 468,658
Robert B. Karn III 	 467,235 	 1,423 	 468,658
Ronald A. Nyberg 	 467,235 	 1,423 	 468,658
Ronald E. Toupin, Jr. 	 467,235 	 1,423 	 468,658

At a special meeting of shareholders held on January 8, 2014, the shareholders of the Funds also voted on whether to approve the Funds from Kansas Corporations into Delaware Statutory Trusts.
A description of the number of shares voted is as follows:

Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		410,162 	 777 	 	1,330

At a special meeting of shareholders held on January 8, 2014, the shareholders of the Funds also voted on whether to approve changes to the fundamental investment policies. A description of the number of shares voted is as follows:

Diversification
Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		409,516 	 1,423 	 	1,330

Underwriting
Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		409,516 	 1,423 	 	1,330

Industry Concentration
Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		409,516 	 1,423 	 	1,330

Real Estate
Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		409,516 	 1,423 	 	1,330

Commodities
Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		409,516 	 1,423 	 	1,330

Loans
Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		409,516 	 1,423 	 	1,330

Borrowing
Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		409,516 	 1,423 	 	1,330

Senior Securities
Fund				Shares For	Shares Against	Shares Abstained
Alpha Opportunity Fund		409,516 	 1,423		1,330